PRODUCT SUPPLEMENT NO. 30-I                     FILED PURSUANT TO RULE 424(b)(2)
To prospectus dated May 30, 2006 and       REGISTRATION STATEMENT NO. 333-134553
prospectus supplement dated May 30, 2006                 DATED DECEMBER 12, 2006

LEHMAN BROTHERS HOLDINGS INC.
REVIEW NOTES LINKED TO AN INDEX

GENERAL

o    Lehman Brothers Holdings Inc. may offer and sell review notes linked to an index from time to time. This product supplement no. 30-I describes terms that will apply generally to the review notes, and supplements the terms described in the accompanying base prospectus and MTN prospectus supplement. A separate underlying supplement and term sheet or pricing supplement, as the case may be, will describe the index and the terms that apply specifically to the notes, including any changes to the terms specified below. We refer to the term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus and MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

o    The notes are the senior unsecured obligations of Lehman Brothers Holdings
     Inc.

o    Payment is linked to an index as described below.

o    Investing in the notes is not equivalent to investing in the index to which the notes are linked or any of the stocks or futures contracts or commodities, as applicable, underlying the indices.

o    For important information about tax consequences, see "Certain U.S. Federal
     Income Tax Consequences" beginning on page SS-16.

o    Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.

o    The minimum initial investment will be specified in the relevant terms supplement.

o    The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

KEY TERMS

Index:                      The index to which the notes are linked (the "Index"), as specified in the relevant terms supplement.

Automatic Call:             If the Index closing level on any Review Date is above or equal to the applicable Call Level set forth in the relevant terms supplement, the notes will be automatically called for a cash payment that will be set forth in the relevant terms supplement.

Call Level:                 The relevant terms supplement will specify the minimum Index closing level, referred to as a Call Level, which triggers an automatic call on a Review
                            Date and payment of the applicable call premium.

                                                        (continued on next page)

INVESTING IN THE REVIEW NOTES LINKED TO THE INDEX INVOLVES A NUMBER OF RISKS.
SEE "RISK FACTORS" BEGINNING ON PAGE SS-1 IN THIS PRODUCT SUPPLEMENT NO. 30-I
AND "RISK FACTORS" BEGINNING ON PAGE US-1 IN THE RELEVANT UNDERLYING SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 30-I, the accompanying base prospectus, the MTN prospectus supplement, the relevant underlying supplement, the relevant terms supplement and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

                              LEHMAN BROTHERS INC.

December 12, 2006

KEY TERMS (CONTINUED)

Payment if Called:          If the notes are called, for every $1,000 principal amount note, you will receive a cash payment per $1,000 principal amount note equal to $1,000 plus the call premium amount applicable to the Review Date on which the notes are called. The call premium amount applicable to each Review Date will be specified in the relevant terms supplement.

Payment at Maturity
(Notes with a Buffer):      For notes with a buffer, if the notes are not automatically called, your principal is protected against a decline in the Index up to the Buffer
                            Amount. If the Ending Index Level has declined from the Initial Index Level and such decline is equal to or less than the Buffer Amount, you will receive a cash payment of $1,000 per $1,000 principal amount note.

                            If the Ending Index Level is below the Initial Index Level by more than the
                            Buffer Amount, for every 1% decline of the Index beyond the Buffer Amount you will lose an amount equal to 1% of the principal amount of your notes multiplied by the Leverage Factor, and you will receive a cash payment per
                            $1,000 principal amount note calculated, unless otherwise specified in the relevant terms supplement, as follows:

                                $1,000 + [$1,000 x (Index Return + Buffer Amount %) x Leverage Factor]

                            For notes with a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity if the Ending Index Level is below the Initial Index Level by more than the Buffer Amount.

Payment at Maturity
(Notes without a Buffer):   For notes without a buffer, if the notes are not automatically called, you will lose 1% of the principal amount of your notes for every 1% that the
                            Index has declined from the Initial Index Level, unless otherwise specified in the relevant terms supplement. Under these circumstances, you will receive a cash payment per $1,000 principal amount note calculated as follows:

                                                   $1,000 + ($1,000 x Index Return)

                            For notes without a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity if the Ending Index
                            Level is below the Initial Index Level.

Buffer Amount:              As specified in the relevant terms supplement.

Leverage Factor:            As specified in the relevant terms supplement.

Index Return:               Unless otherwise specified in the relevant terms supplement:

                            Ending Index Level - Initial Index Level
                            ----------------------------------------
                                       Initial Index Level

Initial Index Level:        The Index closing level on the pricing date, or such other date or dates as specified in the relevant terms supplement.

Ending Index Level:         The Index closing level on the final Review Date or such other date as specified in the relevant terms supplement.

Review Dates:               As specified in the relevant terms supplement. Review Dates are subject to postponement in the event of certain market disruption events and as described under "Description of Notes-Automatic Call."

Maturity Date:              As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under "Description of Notes-Payment at Maturity."

                                TABLE OF CONTENTS

                               PRODUCT SUPPLEMENT

                                                                            PAGE
                                                                            ----

                            MTN PROSPECTUS SUPPLEMENT

                                 BASE PROSPECTUS

Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed

In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplements and the relevant underlying supplement, this product supplement no. 30-I and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc. The relevant terms supplements and the relevant underlying supplement, this product supplement no. 30-I and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. We have not authorized anyone to give you

                                      SS-i

any additional or different information. The information in the relevant terms supplements and the relevant underlying supplement, this product supplement no.
30-I and the accompanying base prospectus and MTN prospectus supplement may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplements, the relevant underlying supplement and this product supplement no. 30-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers,
Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplements, the relevant underlying supplement, this product supplement no. 30-I and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 30-I, the relevant underlying supplement, the relevant terms supplements and the accompanying base prospectus and MTN prospectus supplement, "we," "us" and "our" refer to Lehman Brothers Holdings
Inc., unless the context requires otherwise.

WE ARE OFFERING TO SELL, AND ARE SEEKING OFFERS TO BUY, THE NOTES ONLY IN
JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THIS PRODUCT
SUPPLEMENT NO. 30-I NOR THE ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS
SUPPLEMENT, UNDERLYING SUPPLEMENT OR TERMS SUPPLEMENT CONSTITUTES AN OFFER TO
SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES BY ANY PERSON IN ANY
JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR
SOLICITATION. NEITHER THE DELIVERY OF THIS PRODUCT SUPPLEMENT NO. 30-I NOR THE
ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS SUPPLEMENT, UNDERLYING SUPPLEMENT
OR TERMS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER IMPLIES THAT THERE HAS BEEN NO
CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION IN THIS PRODUCT SUPPLEMENT NO.
30-I AND ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS SUPPLEMENT, UNDERLYING
SUPPLEMENT OR TERMS SUPPLEMENT IS CORRECT AS OF ANY DATE AFTER THE DATE HEREOF.

YOU MUST (I) COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY
JURISDICTION IN CONNECTION WITH THE POSSESSION OR DISTRIBUTION OF THIS PRODUCT
SUPPLEMENT NO. 30-I AND THE ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS
SUPPLEMENT, UNDERLYING SUPPLEMENT OR TERMS SUPPLEMENT, AND THE PURCHASE, OFFER
OR SALE OF THE NOTES AND (II) OBTAIN ANY CONSENT, APPROVAL OR PERMISSION
REQUIRED TO BE OBTAINED BY YOU FOR THE PURCHASE, OFFER OR SALE BY YOU OF THE
NOTES UNDER THE LAWS AND REGULATIONS APPLICABLE TO YOU IN FORCE IN ANY
JURISDICTION TO WHICH YOU ARE SUBJECT OR IN WHICH YOU MAKE SUCH PURCHASES,
OFFERS OR SALES; NEITHER WE NOR THE AGENTS SHALL HAVE ANY RESPONSIBILITY
THEREFOR.

                                      SS-ii

                                  RISK FACTORS

          Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity.
Investing in the notes is not equivalent to investing directly in the Index or any of the stocks or futures contracts or commodities, as applicable, underlying either Index or both Indices. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities.
YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING DISCUSSION OF RISKS AS WELL AS THE
OTHER INFORMATION CONTAINED IN THIS PRODUCT SUPPLEMENT, THE ACCOMPANYING MTN
PROSPECTUS SUPPLEMENT AND BASE PROSPECTUS AND THE DOCUMENTS INCORPORATED IN THE
PROSPECTUS BY REFERENCE BEFORE YOU DECIDE THAT AN INVESTMENT IN THE NOTES LINKED
TO THE INDEX IS SUITABLE FOR YOU. In addition, you should consider carefully the discussion of risks set forth in the relevant underlying supplement before you decide that an investment in the notes is suitable for you. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

THE NOTES DIFFER FROM CONVENTIONAL DEBT SECURITIES. THE NOTES DO NOT PAY
INTEREST OR GUARANTEE THE RETURN OF YOUR INVESTMENT.

          The notes do not pay interest and may not return any of your investment. If the notes are not automatically called, the amount payable at maturity will be determined pursuant to the terms described in this product supplement no. 30-I and the relevant terms supplement. For notes with a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity if the Ending Index Level is below the Initial Index
Level by more than the Buffer Amount. For notes without a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity if the Ending Index Level is below the Initial Index Level. The relevant terms supplement will specify whether the notes have a buffer.

THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED, AND THE NOTES ARE SUBJECT TO
AN AUTOMATIC EARLY CALL.

          Your investment in the notes will result in a gain if the Index closing level on any of the Review Dates is above or equal to the applicable
Call Levels, set forth in the relevant terms supplement, that triggers an automatic call and the payment of the applicable call premium. This gain will be limited to the call premium applicable to the Review Date on which the notes are automatically called, regardless of the appreciation of the Index, which may be significantly greater than the applicable call premium. In addition, the automatic call feature of the notes may shorten the term of your investment.

YOU SHOULD BE WILLING TO HOLD YOUR NOTES TO MATURITY.

          The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity unless automatically called and redeemed prior to maturity.

OUR AFFILIATES' COMPENSATION MAY SERVE AS AN INCENTIVE TO SELL YOU THESE NOTES.

          We and our affiliates act in various capacities with respect to the notes. Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the notes. Such affiliates, including the sales representatives, may derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments.

                                      SS-1

THE INCLUSION IN THE ORIGINAL ISSUE PRICE OF EACH AGENT'S COMMISSION AND THE
COST OF HEDGING OUR OBLIGATIONS UNDER THE NOTES THROUGH ONE OR MORE OF OUR
AFFILIATES IS LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO
MATURITY.

          While the payment upon automatic call or at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates' expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of dealer discounts, mark-ups and other transaction costs.

SECONDARY TRADING MAY BE LIMITED.

          Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

          Lehman Brothers Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the notes. If at any time
Lehman Brothers Inc. or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

PRIOR TO MATURITY, THE VALUE OF THE NOTES WILL BE INFLUENCED BY MANY
UNPREDICTABLE FACTORS.

          Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Index. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

          o    the volatility or expected volatility in the Index;

          o    the time to maturity of the notes;

          o    in the case of notes linked to a stock index, the dividend rate on the stocks underlying the Index;

          o    in the case of notes linked to a commodity index, the market price of the physical commodities upon which the futures
               contracts underlying the Index are based ("Index Commodities") or the futures contracts on the Index Commodities;

          o    interest and yield rates in the market generally as well as, in the case of notes linked to a stock index, in the markets of the stocks underlying the Index;

          o    economic, financial, political, geographical, agricultural, meteorological, regulatory or judicial events that affect the stocks or futures contracts or commodities, as applicable, underlying the Index or markets generally and which may affect the Index closing level on any Review Date; and

                                      SS-2

          o    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

          You cannot predict the future performance of the Index based on its historical performance. The level of the Index may decrease such that you may not receive any return of your investment. In addition, we cannot guarantee that the level of the Index will trigger an automatic call. For notes with a buffer, if the notes are not automatically called and the Ending Index Level is below the Initial Index Level by more than the Buffer Amount, you will lose some or all of your investment at maturity. For notes without a buffer, if the notes are not automatically called and the Index Return is negative, you will lose some or all of your investment at maturity.

MARKET DISRUPTIONS MAY ADVERSELY AFFECT YOUR RETURN.

          The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Index closing level on a Review Date or the Index Return if the notes are not called and calculating the amount that we are required to pay you upon an automatic call or, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that such an event has occurred, it is possible that the Review Date and the applicable payment date will be postponed and your return will be adversely affected. See "Description of Notes-Market Disruption
Events" in this product supplement.

THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN.

          Investors should consider the tax consequences of investing in the notes. No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United
States federal income tax purposes. As a result, significant aspects of the
United States federal income tax consequences of an investment in the notes are not certain. Lehman Brothers Holdings Inc. is not requesting any ruling from the
Internal Revenue Service with respect to the notes and cannot assure you that the Internal Revenue Service will agree with the treatment described in this document. The Internal Revenue Service could assert other characterizations that could affect the timing, amount and character of income or deductions. Lehman
Brothers Holdings Inc. intends to treat, and by purchasing a note, for all tax purposes you agree to treat, the notes as cash-settled financial contracts giving rise to capital gain or loss, rather than as a debt instrument. You should consult your own tax advisor concerning the alternative characterizations. See "Certain U.S. Federal Income Tax Consequences" in this product supplement.

LEHMAN BROTHERS HOLDINGS INC. EMPLOYEES HOLDING THE NOTES MUST COMPLY WITH
POLICIES THAT LIMIT THEIR ABILITY TO TRADE THE NOTES AND MAY AFFECT THE VALUE OF
THEIR NOTES.

          If you are an employee of Lehman Brothers Holdings Inc. or one of its affiliates, you may only acquire the notes in compliance with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

IN THE CASE OF NOTES LINKED TO A STOCK INDEX:

YOUR RETURN ON THE NOTES WILL NOT REFLECT DIVIDENDS ON THE COMMON STOCKS OR
OTHER EQUITY SECURITIES OF THE COMPANIES INCLUDED IN THE INDEX.

          Your return on the notes will not reflect the return you would realize if you actually owned the stocks of the companies included in the Index and received the dividends paid on those stocks. This is because, assuming the notes are not called, the calculation agent will calculate the amount, if any, payable to you at maturity of the notes by reference to the Ending Index Level on the final Review Date. The Ending Index Level reflects the prices of the stocks as calculated in the Index without taking into consideration the value of dividends paid on those stocks. If the notes are called, you will receive the

                                      SS-3

applicable call price as the final payment on the notes, without taking into consideration the value of the dividends paid on the stocks of the companies in the Index.

CERTAIN OF OUR, OR OUR AFFILIATES', ACTIVITIES MAY ADVERSELY AFFECT THE VALUE OF
YOUR NOTES.

          Lehman Brothers Inc. and other affiliates of ours trade the stocks underlying the Index and other financial instruments related to the Index and its component stocks on a regular basis, for their accounts and for other accounts under their management. Lehman Brothers Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index.
To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the
Index and, accordingly, could affect the value of the notes, the likelihood that the notes will be automatically called and the amount, if any, payable to you at maturity.

          We or our affiliates may currently or from time to time engage in business with companies whose stock is included in the Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose stock is included in the
Index. Any prospective purchaser of notes should undertake an independent investigation of each company whose stock is included in the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

          In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index or the stocks that compose the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

          On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index or the stocks underlying the Index, or instruments whose value is derived from the Index or its underlying stocks. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Index as well as the Initial Index Level, and, therefore, effectively establish a higher level that the Index must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity.
From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Index or the stocks underlying the Index, or instruments whose value is derived from the Index or its underlying stocks. We cannot assure you that any of these activities will not have a material impact on the level of the Index or the value of the notes.

AN AFFILIATE OF OURS MAY ACT AS A CALCULATION AGENT ON THE NOTES, CREATING A
POTENTIAL CONFLICT OF INTEREST BETWEEN YOU AND US.

          Lehman Brothers Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the
Initial Index Level, the Ending Index Level, the Index Return if the notes are not called, whether the automatic call feature has triggered a mandatory redemption and the amount, if any, that we will pay you upon automatic call or at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued and whether there has been a material change in the method of calculation of the Index. In performing these duties, Lehman Brothers Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Lehman Brothers Inc., as the calculation agent, is entitled to exercise discretion.

                                      SS-4

IN THE CASE OF NOTES LINKED TO A COMMODITY INDEX:

SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES
MARKETS MAY ADVERSELY AFFECT THE VALUE OF YOUR NOTES.

          The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.

COMMODITY PRICES MAY CHANGE UNPREDICTABLY, AFFECTING THE INDEX LEVEL AND THE
VALUE OF YOUR NOTES IN UNFORESEEABLE WAYS.

          Trading in futures contracts associated with the Index Commodities (as defined above under "-Prior to maturity, the value of the notes will be influenced by many unpredictable factors") is speculative and can be extremely volatile. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships;
weather; agriculture; trade; fiscal, monetary and exchange control programs;
domestic and foreign political and economic events and policies; disease;
technological developments; changes in interest rates and growth rates in the global economy; and trading activities in commodities and related futures contracts. These factors may affect the level of the Index and the value of your notes in varying ways, and different factors may cause the value of different commodities included in the Index, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

HIGHER FUTURE PRICES OF THE COMMODITY FUTURES CONTRACTS CONSTITUTING THE INDEX
RELATIVE TO THEIR CURRENT PRICES MAY DECREASE THE AMOUNT PAYABLE AT MATURITY.

          The Index is composed of futures contracts on physical commodities.
Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts underlying the Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in
August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as "rolling." If the market for these contracts is (putting aside other considerations) in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the
October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield." While many of the contracts underlying the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain Index Commodities, such as gold, have historically traded in "contango"
markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the Index.

YOU WILL NOT HAVE RIGHTS IN THE FUTURES CONTRACTS UNDERLYING THE INDEX.

          You will not have any rights that holders of the futures contracts underlying the Index may have.

                                      SS-5

CERTAIN OF OUR, OR OUR AFFILIATES', ACTIVITIES MAY ADVERSELY AFFECT THE VALUE OF
YOUR NOTES.

          Lehman Brothers Commodity Services Inc. and other affiliates of ours trade futures contracts and options on futures contracts related to the Index
Commodities on a regular basis, for their accounts and for other accounts under their management. Lehman Brothers Commodity Services Inc. and other affiliates of ours may also enter into or trade and market securities, swaps, options, derivatives and related instruments that are linked to the performance of the
Index, the futures contracts underlying the Index or the Index Commodities. Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the notes, the likelihood that the notes will be automatically redeemed and the amount, if any, payable to you at maturity.

          One or more of our affiliates may publish research reports or otherwise express views about the Index, the Index Commodities or the futures contracts that have been selected as the reference contracts for commodities included in the Index, if available ("Designated Contracts"). Any prospective purchaser of notes should undertake an independent investigation of the Index, the futures contracts underlying the Index, the Index Commodities and the related Designated Contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

          In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index, the futures contracts underlying the Index or the commodities underlying the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

          On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index, futures contracts or commodities underlying the Index, or instruments whose value is derived from the
Index or its underlying futures contracts or commodities. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Index as well as the Initial Index Level, and, therefore, effectively establish a higher level that the Index must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Index, futures contracts or commodities underlying the Index, or instruments whose value is derived from the Index or its underlying futures contracts or commodities. We cannot assure you that any of these activities will not have a material impact on the level of the Index or the value of the notes.

AN AFFILIATE OF OURS MAY ACT AS A CALCULATION AGENT ON THE NOTES, CREATING A
POTENTIAL CONFLICT OF INTEREST BETWEEN YOU AND US.

          Lehman Brothers Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the
Initial Index Level, the Ending Index Level, the Index Return if the notes are not called, whether the automatic call feature has triggered a mandatory redemption and the amount, if any, that we will pay you upon automatic call or at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued and whether there has been a material change in the method of calculation of the Index. In performing these duties, Lehman Brothers Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Lehman Brothers Inc., as the calculation agent, is entitled to exercise discretion.

                                      SS-6

                                 USE OF PROCEEDS

          Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used, in whole or in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The balance of the proceeds, if any, will be used for general corporate purposes.

          On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index, the stocks or futures contracts or commodities, as applicable, underlying the Index, or instruments whose value is derived from the Index or the stocks or futures contracts or commodities, as applicable, underlying the Index. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Index as well as the Initial Index Level, and, therefore, effectively establish a higher level that the Index must achieve to trigger an automatic call or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Index, the stocks or futures contracts or commodities, as applicable, underlying the Index, or instruments whose value is derived from the
Index or the stocks or futures contracts or commodities, as applicable, underlying the Index. Although we have no reason to believe that any of these activities will have a material impact on the level of the Index or the value of the notes, we cannot assure you that these activities will not have such an effect. See "Risk Factors-Certain of our, or our affiliates', activities may adversely affect the value of your notes."

          We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

                                      SS-7

                              DESCRIPTION OF NOTES

          The following description of the terms of the notes supplements the description of the general terms of the notes set forth under "Description of the Notes" in the accompanying MTN prospectus supplement and "Description of
Debt Securities" in the accompanying base prospectus. A separate underlying supplement and terms supplement will describe the index and the terms that apply specifically to the notes, including any changes to the terms specified below.
Capitalized terms used but not defined in this product supplement no. 30-I have the meanings assigned in the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement. The term "note" refers to each $1,000 principal amount of our Review Notes Linked to the Index.

GENERAL

          The Review Notes are senior unsecured obligations of Lehman Brothers
Holdings Inc. that are linked to the index specified in the relevant terms supplement (the "Index"). The notes are a series of securities referred to in the accompanying base prospectus and MTN prospectus supplement. The notes will be issued by Lehman Brothers Holdings Inc. under an indenture dated September 1,
1987, as amended or supplemented from time to time, between us and Citibank
N.A., as trustee.

          The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, you will receive a payment in cash, the timing and amount of which will vary depending on the performance of the Index, whether the notes are automatically called prior to maturity and whether the notes have a buffer and which will be calculated in accordance with the formula set forth below.

          The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

          The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under "Description of the Notes-Forms of Notes" in the MTN prospectus supplement and "Description of Debt Securities-Information in the Prospectus
Supplement" in the base prospectus.

          The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 30-I and the relevant underlying supplement. The terms described in those documents supplement those described herein and in the accompanying base prospectus and MTN prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus or MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

AUTOMATIC CALL

          The notes will be automatically called and subject to mandatory redemption if the Index closing level on any Review Date is above or equal to the Initial Index Level or any other applicable Index closing levels or call levels set forth in the relevant terms supplement that triggers an automatic call and payment of the applicable call premium amount. If the notes are automatically called, for every $1,000 principal amount note, you will receive
$1,000 plus the call premium amount applicable to the Review Date on which the notes are called. The call premium is a percentage that will vary depending on the particular Review Date and will be specified in the relevant terms supplement. The cash payment per $1,000 principal amount note upon automatic call will be calculated as follows:

                   $1,000 + (applicable call premium x $1,000)

                                      SS-8

          If the notes are automatically called on a Review Date other than the final Review Date, unless otherwise specified in the relevant terms supplement, we will redeem each note and pay the applicable call price on the sixth business day after the applicable Review Date, subject to postponement as described below. If the notes are automatically called on the final Review Date, unless otherwise specified in the relevant terms supplement, we will redeem each note and pay the call price on the maturity date, subject to postponement as described below.

          In the case of notes linked to a stock index, if a Review Date
(including the final Review Date) is not a trading day or if there is a market disruption event on such day, the applicable Review Date will be the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided that the Index closing level will not be determined on a date later than the eighth scheduled trading day after the scheduled Review Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the
Index closing level on such date in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such eighth scheduled trading day of each security most recently constituting the
Index.

          In the case of notes linked to a commodity index, if a Review Date
(including the final Review Date) is not a trading day or if there is a market disruption event on such day with respect to a futures contract underlying such commodity Index, the calculation agent will calculate the Index closing level with respect to such Review Date in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event or prior to the non-trading day using:

          o    with respect to each futures contract underlying such commodity
               Index for which such day is a trading day and for which a market disruption event has not occurred, the settlement price of such futures contract on the applicable relevant exchange on the scheduled Review Date; and

          o    with respect to each futures contract underlying such commodity
               Index for which such day is not a trading day or for which a market disruption event has occurred, the settlement price of such futures contract on the next trading day for such futures contract on which there is not a market disruption event;
               provided, however, if a market disruption event with respect to such futures contract occurs on each of the eight trading days following the originally scheduled Review Date, then the
               calculation agent shall determine the settlement price for such futures contract by requesting four leading dealers in the underlying market for such futures contract (selected in the sole discretion of the calculation agent) to provide price quotations for the price for such futures contract. If at least two
               quotations are provided, the price for the futures contract will be the arithmetic mean of such quotations. If only one dealer provides a price quotation, then the calculation agent, in its sole discretion, will determine whether it is reasonable to use that quotation. If the calculation agent determines that it is not reasonable to use such single price quotation, or if no price quotation is provided, the calculation agent shall determine the settlement price for such futures contract in its sole discretion taking into account the latest available quotation for the settlement price of such futures contract and any other
               information that it in good faith deems relevant.

          If, due to a non-trading date or a market disruption event or otherwise, a Review Date (other than the final Review Date) is postponed so that it falls less than five business days prior to the scheduled date for payment of the call price, the date on which the call price for such Review Date will be paid, if any, will be the fifth business day following the Review Date as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events in this product supplement under "Description of Notes-Market Disruption Events."

                                      SS-9

PAYMENT AT MATURITY

          The maturity date for the notes will be set forth in the relevant terms supplement, and is subject to adjustment if such day is not a business day or if the final Review Date is postponed as described below. We will also specify whether or not the notes have a buffer and the amount of any such buffer in the relevant terms supplement.

          NOTES WITH A BUFFER

          For notes with a buffer, if the notes are not automatically called, your principal is protected against a decline in the Index up to the Buffer
Amount. If the Ending Index Level is below the Initial Index Level by an amount equal to or less than the Buffer Amount, you will receive the principal amount of your notes at maturity.

          If the Ending Index Level is below the Initial Index Level by an amount more than the Buffer Amount, for every 1% decline of the Index beyond the
Buffer Amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the Leverage Factor, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

     $1,000 + [$1,000 x (Index Return + Buffer Amount %) x Leverage Factor]

          For notes with a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity if the Ending Index
Level is below the Initial Index Level by more than the Buffer Amount.

          NOTES WITHOUT A BUFFER

          For notes without a buffer, if the notes are not automatically called, you will lose 1% of the principal amount of your notes for every 1% that the
Index is below the Initial Index Level, unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per
$1,000 principal amount note will be calculated as follows:

                        $1,000 + ($1,000 x Index Return)

          For notes without a buffer, if the notes are not automatically called, you will lose some or all of your investment at maturity if the Ending Index
Level is below the Initial Index Level.

          If applicable, the "Buffer Amount" and "Leverage Factor" will be an amount specified in the relevant terms supplement.

          Unless otherwise specified in the relevant terms supplement, the
"Index Return," as calculated by the calculation agent, is the percentage change in the closing level of the Index calculated by comparing the Index closing level on the final Review Date, or such other date or dates as specified in the relevant terms supplement (the "Ending Index Level"), to the Index closing level on the pricing date, or such other date or dates as specified in the relevant terms supplement (the "Initial Index Level"). The relevant terms supplement will specify the Initial Index Level and the manner in which the Ending Index Level is determined. The Index Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

                            Ending Index Level - Initial Index Level
             Index Return = ----------------------------------------
                                    Initial Index Level

          The "Index closing level" on any trading day will equal the closing level of the Index or any successor index (as defined in the relevant underlying supplement) or alternative calculation of the Index

                                      SS-10

described in the relevant underlying supplement at the regular official weekday close of the principal trading session of the relevant exchange or market for the Index or the successor index.

          A "trading day" is, unless otherwise specified in the relevant terms supplement,

          o    in the case of notes linked to a stock index, a day, as
               determined by the calculation agent, on which trading is
               generally conducted (i) on the relevant exchange (as defined under "Description of Notes-Market Disruption Events") for securities underlying the Index and (ii) the exchanges on which futures or options contracts related to the Index are traded, other than a day on which trading on such relevant exchange or exchange on which such securities, futures or options contracts are traded is scheduled to close prior to its scheduled weekday closing time, or

          o    in the case of notes linked to a commodity index, a day, as determined by the calculation agent, on which (i) the Index or any successor index is calculated and (ii) futures contracts constituting more than 80% of the value of the Index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of the Index.

          The maturity date will be specified in the relevant terms supplement.
If the scheduled maturity date (as specified in the relevant terms supplement)
is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a non-trading day or market disruption event or otherwise, the final Review Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final
Review Date as postponed unless otherwise specified in the relevant terms supplement. We describe market disruption events in this product supplement under "Description of Notes-Market Disruption Events."

OTHER PAYMENT TERMS

          We will irrevocably deposit with The Depository Trust Company ("DTC")
no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

          A "business day" is, unless otherwise specified in the relevant terms supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

          Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

CALCULATION AGENT

          Lehman Brothers Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Initial Index Level, the Index closing level on each Review Date, whether the automatic call feature has triggered a mandatory redemption, the Ending Index Level, the Index Return if the notes are not automatically called and the payment upon automatic call or at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index and whether there has been a material change in the method of calculating the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

                                      SS-11

          The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

          All calculations with respect to the Initial Index Level, Ending Index
Level, Index Return or Index closing level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten thousandth, with five one hundred-thousandths rounded upward
(e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

MARKET DISRUPTION EVENTS

          Certain events may prevent the calculation agent from calculating the
Index closing level on a Review Date, determining if the notes are to be automatically called, the Index Return if the notes are not called, or calculating the amount, if any, that we will pay you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a "market disruption event."

          STOCK INDEX

          With respect to notes linked to a stock Index, a "market disruption event," unless otherwise specified in the relevant terms supplement, means:

          o    a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities at any time during the one hour period preceding the close of the principal trading session on such relevant exchange;

          o    a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index (or the relevant successor index) at any time during the one hour period preceding the close of the principal trading session on such relevant exchange are materially
               inaccurate;

          o    a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts or exchange traded funds related to the Index (or the relevant successor index) at any time during the one hour period preceding the close of, the principal trading session on such exchange; or

          o    a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds,

in each case as determined by the calculation agent in its sole discretion.

          For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of:

          o    the portion of the level of the Index attributable to that security relative to

          o    the overall level of the Index,

in each case immediately before that suspension or limitation.

                                      SS-12

          For purposes of determining whether a market disruption event has occurred, unless otherwise specified in the relevant terms supplement:

          o    a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

          o    limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

          o    a suspension of trading in futures or options contracts on the
               Index by the primary securities market trading in such contracts by reason of:

               o    a price change exceeding limits set by such exchange or
                    market,

               o    an imbalance of orders relating to such contracts, or

               o    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index; and

          o    a "suspension, absence or material limitation of trading" on any relevant exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

          "Relevant exchange" means the primary exchange or market of trading for any security (or any combination thereof) then included in the Index or any successor index.

          COMMODITY INDEX

          With respect to notes linked to a commodity Index, a "market disruption event," unless otherwise specified in the relevant terms supplement, means:

          o    the termination or suspension of, or material limitation or disruption in the trading on any relevant exchange of any futures contract underlying such Index; or

          o    the settlement price on any relevant exchange of any futures contract underlying such Index has increased or decreased by an amount equal to the maximum permitted price change from the previous day's settlement price; or

          o    the settlement price of a futures contract underlying such Index is not published by the relevant exchange,

in each case as determined by the calculation agent in its sole discretion.

          The following events will not be market disruption events, unless otherwise specified in the relevant terms supplement:

          o    a limitation on the hours in a trading day and/or the number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

                                      SS-13

          o    a decision to permanently discontinue trading in a futures contract underlying such Index or option or futures contracts relating to such Index or any Index Commodity.

          "Relevant exchange" means any organized exchange or market of trading for any futures contract (or any combination thereof) then underlying such Index or any successor index.

EVENTS OF DEFAULT AND ACCELERATION

          Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in this product supplement under the caption "Description of
Notes-Payment at Maturity," calculated as if the date of acceleration were the final Review Date. See "Description of Debt Securities-Defaults" in the
accompanying base prospectus.

          If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

MODIFICATION

          Under the heading "Description of Debt Securities-Modification of the
Indentures" in the accompanying base prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

DEFEASANCE

          The provisions described in the accompanying base prospectus under the heading "Description of Debt Securities-Defeasance" are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

LISTING

          The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

BOOK-ENTRY ONLY ISSUANCE - THE DEPOSITORY TRUST COMPANY

          The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.
See the description contained in the accompanying MTN prospectus supplement under the heading "Description of the Notes-Forms of Notes."

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

          Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of Citibank, N.A. ("Citibank") in The City of New York.

          Citibank or one of its affiliates will act as registrar and transfer agent for the notes. Citibank will also act as paying agent and may designate additional paying agents.

                                      SS-14

          Registration of transfers of the notes will be effected without charge by or on behalf of Citibank, but upon payment (with the giving of such indemnity as Citibank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

GOVERNING LAW

          The notes will be governed by and construed in accordance with the law of the State of New York.

                                      SS-15

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of notes as of the date of this product supplement no. 30-I. If any information in the MTN prospectus supplement or the base prospectus is inconsistent with this product supplement no. 30-I, you should rely on the information in this product supplement no. 30-I. If any information in the relevant terms supplement is inconsistent with this product supplement no. 30-I, you should rely on the information in the relevant terms supplement. The relevant terms supplement may also add, update or change information contained in this product supplement no.
30-I.

          Except where noted, this summary deals only with a note held as a capital asset by a United States holder who purchases the note on original issue at its initial offering price and it does not deal with special situations. For example, except where noted, this summary does not address:

          o    tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions,
               regulated investment companies, real estate investment trusts, pass-through entities, tax-exempt entities or insurance
               companies;

          o    tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

          o    tax consequences to holders of notes whose "functional currency"
               is not the U.S. dollar;

          o    alternative minimum tax consequences, if any; or

          o    any state, local or foreign tax consequences.

          If a partnership holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisors.

          The discussion below is based upon the provisions of the Internal
Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this product supplement no. 30-I. Those authorities may be changed, perhaps retroactively, so as to result in United
States federal income tax consequences different from those discussed below.

          The United States federal income tax treatment of securities such as the notes is not clear. If you are considering the purchase of notes, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

The following discussion will apply to you if you are a United States holder of notes.

For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

          o    an individual citizen or resident of the United States;

          o    a corporation (or any other entity treated as a corporation for
               United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

                                      SS-16

          o    an estate the income of which is subject to United States federal income taxation regardless of its source; or

          o    a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under
               applicable Treasury regulations to be treated as a United States person.

          A non-United States holder is a beneficial owner (other than a partnership) of notes that is not a United States holder.

GENERAL

          No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United
States federal income tax purposes. As a result, significant aspects of the
United States federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the notes and no assurance can be given that the Internal Revenue
Service will agree with the treatment described herein. Lehman Brothers Holdings
Inc. intends to treat and by purchasing a note, for all tax purposes you agree to treat the notes as cash-settled financial contracts giving rise to capital gain or loss, rather than as a debt instrument. Except where noted, the remainder of this discussion assumes that this treatment is correct, although no assurance is given in this regard.

SALE, EXCHANGE OR OTHER DISPOSITION, OR CASH SETTLEMENT UPON MATURITY

          Upon a sale, exchange or other disposition, or payment upon cash settlement at maturity of a note, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in the note. The gain or loss will be treated as capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Your basis in the note will generally equal your cost of such note.

ALTERNATIVE CHARACTERIZATIONS

          There can be no assurance that the Internal Revenue Service will agree with the foregoing treatment of the notes, and it is possible that the Internal
Revenue Service could assert another treatment and a court could agree with such assertion. For instance, it is possible that the Internal Revenue Service could seek to apply the regulations governing contingent payment debt obligations, in particular because the notes in form are debt instruments. Those regulations would require you to accrue interest income at a market rate, notwithstanding the interest payments actually made, and generally would characterize gain or, to some extent, loss as ordinary rather than capital. The Internal Revenue
Service could also assert other characterizations that could affect the timing, amount and character of income or deductions.

NON-UNITED STATES HOLDERS

          The following discussion is a summary of the material United States federal tax consequences that will apply to you if you are a non-United States holder of notes.

          Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a
United States expatriate and therefore subject to special treatment under the
Code. Also, as discussed above, alternative characterizations of a note for
United States federal income tax purposes are possible, which could result in the imposition of United States federal income or withholding tax on the sale, exchange, other disposition or payment of a note. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

                                      SS-17

UNITED STATES FEDERAL WITHHOLDING TAX

          Based on the treatment of the notes described above, you should not be subject to United States federal withholding tax for payments on any sale, exchange or other disposition or on payments (other than coupon payments)
received at maturity in respect of the notes to the extent an issuer underlying a stock index is not a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

UNITED STATES FEDERAL INCOME TAX

          Based on the treatment of the notes described above, any gain or income realized upon the sale, exchange or other disposition or on payments received at maturity in respect of a note generally will not be subject to
United States federal income tax unless (i) the gain or income is effectively connected with a trade or business in the United States of a non-United States holder, (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition or on payments received at maturity in respect of a note, and certain other conditions are met or (iii)
possibly to the extent the issuer or issuers of stock underlying a stock index are United States real property holding corporations.

UNITED STATES FEDERAL ESTATE TAX

          If you are an individual non-United States holder of notes, notes held by you at the time of death may be included in your gross estate for United
States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

          If you are a United States holder of notes, information reporting requirements will generally apply to all payments received by you or upon the sale, exchange or other disposition of a note, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

          If you are a non-United States holder of notes, Lehman Brothers
Holdings Inc. must report annually to the Internal Revenue Service and to you the amount of all payments paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding with respect to payments
Lehman Brothers Holdings Inc. makes to you provided that Lehman Brothers
Holdings Inc. does not have actual knowledge or reason to know that you are a
United States holder and you provide your name and address on an IRS Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United
States holder, or you otherwise establish an exemption.

          Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue
Service.

                                      SS-18

                                  UNDERWRITING

          The notes are being offered by us through Lehman Brothers Inc., as principal or agent. We and Lehman Brothers Inc. entered into a distribution agreement with respect to the notes. We may sell notes at a discount to the agent, as principal for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the relevant terms supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount less a percentage specified in the relevant terms supplement.
In addition, the agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the relevant terms supplement, will not exceed the discount to be received by the agent. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

          Lehman Brothers Inc., as agent, has agreed to use its reasonable best efforts to solicit orders to purchase notes. We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Lehman Brothers Inc., as agent, will have the right to reject any proposed purchase in whole or in part. We will generally pay the agent a commission of up to 0.625% of the principal amount of notes sold through it as agent, depending on the stated maturity, unless otherwise specified in the relevant terms supplement.

          We own, directly or indirectly, all of the outstanding equity securities of Lehman Brothers Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the
NASD regarding an NASD member firm's underwriting of securities of an affiliate.
In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

          We may appoint other agents (either as principal or agent), other than or in addition to Lehman Brothers Inc., with respect to any issue of notes. Any other agents will be named in the relevant terms supplement and those agents will enter into the distribution agreement referred to above with respect to that issue of notes. The other agents may be our affiliates or our customers and may engage in transactions with and perform services for us in the ordinary course of business. Lehman Brothers Inc. may resell notes to or through another of our affiliates, as selling agent.

          Lehman Brothers Inc. or another agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

          In order to facilitate the offering of the notes, Lehman Brothers Inc.
may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, Lehman Brothers Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. Lehman Brothers Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if Lehman Brothers Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, Lehman Brothers
Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. Lehman Brothers Inc. is not required to engage in these activities, and may end any of these activities at any time.

          No action has been or will be taken by us, Lehman Brothers Inc. or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 30-I or the accompanying base prospectus, MTN prospectus supplement, the relevant underlying supplement or the relevant terms supplement, other than in the United States, where action for that purpose is required. No

                                      SS-19

offers, sales or deliveries of the notes, or distribution of this product supplement no. 30-I or the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agents or any dealer.

          Each agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it, to the best of its knowledge after due inquiry, (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the notes or possesses or distributes this product supplement no. 30-I and the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement and (ii) will obtain any consent, approval or permission required by it for the offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales. We shall not have responsibility for any Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

          The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

          The notes have not been and will not be registered with the "Comissao de Valores Mobiliarios" - the Brazilian Securities and Exchange Commission
("CVM") and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of
Brazil in an offering that can be construed as a public offering under CVM
Instruction no 400, dated December 29, 2003, as amended from time to time.

          The notes have not been registered with the Superintendencia de
Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 30-I or the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement may be made in or from
Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the agent has represented and agreed, and each underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes to the public in that Relevant Member
State except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the notes to the public in that Relevant
Member State:

               (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that
          Relevant Member State or, where appropriate, approved in another
          Relevant Member State and notified to the competent authority in that
          Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

               (b) at any time to legal entities which are authorised or
          regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

               (c) at any time to any legal entity which has two or more of (1)
          an average of at least 250 employees during the last financial year;
          (2) a total balance sheet of more than (euro)43,000,000

                                      SS-20

          and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (d) at any time in any other circumstances which do not require the publication by Lehman Brothers Holdings Inc. of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of the notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that
Member State by any measure implementing the Prospectus Directive in that Member
State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies
Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong
Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to
"professional investors" within the meaning of the Securities and Futures
Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

          The notes have not been, and will not be, registered with the National
Registry of Securities maintained by the Mexican National Banking and Securities
Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 30-I and the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements may not be publicly distributed in the United Mexican
States.

          Neither this product supplement no. 30-I nor the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements have been registered as a prospectus with the Monetary Authority of
Singapore. Accordingly, this product supplement no. 30-I, the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore
(the "SFA"), (ii) to a relevant person, or any person pursuant to Section
275(1A), and in accordance with the conditions, specified in Section 275 of the
SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 30-I, the accompanying base prospectus, MTN prospectus supplement or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of
Obligations.

          In addition, notes that fall within the scope of the Swiss Investment
Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss
Investment Fund Act. Such notes will not be registered with the Swiss Federal
Banking Commission under the Swiss Investment Fund Act and the corresponding
Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss
Federal Banking Commission.

                                      SS-21

          Each agent has represented and agreed that:

               (a) in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the
          Financial Services and Markets Act 2000 (the "FSMA") by such agent;

               (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of
          Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings Inc.; and

               (c) it has complied and will comply with all applicable
          provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

          This offering is extraterritorial (non-Venezuelan), directed exclusively to clients of the underwriters and as such, no registrations or authorizations will be required from the Comision Nacional de Valores.

          Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a "T+3" settlement cycle).

                                      SS-22

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

          A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as
amended ("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

          Section 406 of ERISA and Section 4975 of the Code prohibit ERISA
Plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in
Interest") with respect to such Plans. As a result of our business, we are a
Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section
4975(c)(1) of the Code, unless exemptive relief were available under an applicable class, statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

          Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE")
96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes or any interest therein that (a) its purchase and holding of the notes is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or there is some other basis on which such purchase and holding is not prohibited.

          Employee benefit plans that are governmental plans (as defined in
Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of
ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the
Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the notes or any interest therein shall be deemed to have represented by its purchase or holding of the notes or any interest therein) that such purchase and holding does not violate applicable Similar Laws or rules.

          Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other basis on which the acquisition and holding is not prohibited.

          Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar
Laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

                                      SS-23